UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 9, 2024

Hippo Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Forest Avenue
Palo Alto, California 94301
650 294-8463
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 9, 2024, Hippo Holdings Inc. (the “Company”) received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the Company’s warrants (the “Warrants”) are no longer suitable for listing based on “abnormally low selling price” levels, pursuant to Section 802.01D of the NYSE Listed Company Manual, and that the NYSE Regulation has determined to delist the Warrants. Every 25 Warrants are presently exercisable for one share of the Company’s common stock at an exercise price per share of $287.50, ticker symbol “HIPO.WS.”

The NYSE has indicated that the Warrants have been delisted immediately. The Company does not intend to appeal the NYSE determination.

Trading in the Company’s common stock, ticker symbol “HIPO,” will continue on the NYSE and is unaffected by this action.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 10, 2024

HIPPO HOLDINGS, INC.

By:	/s/ STEWART ELLIS
Stewart Ellis
Chief Financial Officer & Chief Strategy Officer